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                                                                  EXHIBIT 10.16



                            LOAN PURCHASE AGREEMENT


This Agreement, dated as of September 25, 1998, is made by and between Countrywide Home Loans, Inc., a New York corporation ("Countrywide"), and E-Loan, Inc. , a California corporation ("Seller"), for mutual considerations set forth herein.

Countrywide agrees to purchase certain loans secured by real property, together with the servicing thereof (the "Loans"), from Seller under Countrywide's mortgage loan programs, and Seller agrees to sell to Countrywide certain such Loans pursuant to the terms and conditions set forth herein and in Countrywide's Correspondent Lending Division Loan Purchase Program Seller's Manual, as amended from time to time (the "Manual"). In connection therewith, the parties agree as follows:

1.   ELIGIBLE LOANS
     A. Only those Loans fully complying with the standards for Conforming Conventional, Jumbo Conventional, Government and Second Mortgage Loan Programs set forth in the Mortgage Programs section of the Manual are eligible for purchase under this Agreement. Seller must be approved, qualified and/or licensed to originate such Loans.

     B. Seller shall fully underwrite each Loan prior to submission to Countrywide in accordance with Underwriting Guidelines and Lending Requirements sections of the Manual, or, if available, use a Countrywide-approved automated underwriting system for underwriting the Loan.

     C. Seller shall be responsible for assuring that Loans submitted to Countrywide comply with all terms and conditions of this Agreement and the Manual.

2.   COMMITMENT TO PURCHASE LOANS
     The procedure pursuant to which Seller may commit to sell a Loan to Countrywide is detailed in the Loan Registration section of the Manual. For purposes of this Agreement, Countrywide and Seller define a best effort commitment to be a mandatory commitment if the Loan closes. Countrywide will confirm the conditions of the sale of the Loan to Countrywide by delivering a confirmation ("Commitment") to Seller which sets forth the terms of the transaction, including the price Countrywide will pay for each Loan, as determined pursuant to the Pricing standards set forth in the Manual (the "Purchase Price"). The terms of the Commitment, including the Purchase Price, shall be in effect for the period of time requested by Seller and approved by Countrywide (the "Commitment Period"). If Seller is approved by Countrywide to sell Loans to Countrywide on a bulk sale basis, Countrywide and Seller shall execute the Addendum to Loan Purchase Agreement (Bulk Sales) which shall be attached to and incorporated into this Agreement by reference.

3.   UNDERWRITING AND PROPERTY APPRAISAL
     A. Countrywide shall have the right, but not the obligation, to underwrite any Loan submitted for purchase pursuant to this Agreement, or otherwise insure that any Loan submitted for purchase complies with all terms and conditions of this Agreement and the Manual; provided that neither the existence nor the exercise of this right shall affect in any way Seller's obligations hereunder, including without limitation, Seller's repurchase obligations under Section 7 hereof and Seller's hold harmless obligations under Section 9 hereof. The applicable procedures are set forth in the Prior Approval section of the Manual.

     B. Seller shall deliver to Countrywide an appraisal of the real estate security for each such Loan, signed by a qualified appraiser, as defined in the Manual, prior to Countrywide's approval to purchase such Loan.


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4.   DELIVERY OF LOAN DOCUMENTATION
     A Loan shall be deemed delivered to Countrywide if: (A) it is received by Countrywide within the Commitment Period; (B) it is in compliance with the requirements set forth in the Delivery of Closed Loans and Funding Documentation sections of the Manual; and (C) there are no outstanding conditions which would prevent Countrywide from funding the purchase of the Loan. Failure by Seller to deliver to Countrywide within 120 days from the date a Loan was purchased one or more of the original documents specified in the Delivery of Closed Loans section of the Manual shall result in assessment by Countrywide of a fee of $50 per month for each month, after the initial 120 day period, during which one or more of such documents is outstanding, i.e., has not been delivered to Countrywide for any period of time during the month. Such fee shall be $50 regardless of the number of such documents. Failure by Seller to deliver to Countrywide one or more of the original documents specified in the Delivery of Closed Loans section of the Manual within 270 days from the date the Loan was purchased by Countrywide shall obligate Seller to repurchase the Loan pursuant to the provisions of Section 7 of this Agreement.

5.   PAYMENT OF PURCHASE PRICE AND SELLER'S WIRE INSTRUCTIONS
     Countrywide shall, after receipt of a Loan documentation package which fully complies with the requirements of the Manual, deliver the Purchase Price (less any fees or discounts due to Countrywide) set forth in the applicable Commitment to Seller in accordance with Seller's wire instructions or in accordance with any bailee letter or trust receipt submitted with the Loan, as determined in the sole and absolute discretion of Countrywide.

6.   SELLER'S OBLIGATIONS, REPRESENTATIONS AND WARRANTIES
     A. Seller represents and warrants to Countrywide as to each Loan offered for sale under this Agreement that as of the date of Countrywide's purchase of such Loan:

        (1) The Loan documents have been duly executed by the trustor/mortgagor, acknowledged and recorded; each Loan is valid and complies with all criteria contained in the Manual; the note and deed of trust/mortgage constitute the entire Agreement between the trustor/mortgagor and the beneficiary/mortgagee, and there is no verbal understanding or written modification which would affect the terms of the note or the deed of trust/mortgage except by written instrument delivered and expressly made known to the beneficiary/mortgagee and recorded if recording is necessary to protect the interests of the beneficiary/mortgagee.

        (2) Seller is the sole owner of the Loan and has authority to sell, transfer and assign the same on the terms set forth herein and in the Manual. There has been no assignment, sale or hypothecation thereof by Seller, except the usual hypothecation of the documents in connection with Seller's normal banking transactions in the conduct of its business.

        (3) The full principal amount of the Loan has been advanced to the trustor/mortgagor, either by payment directly to such person or by payment made on such person's request or approval. The unpaid principal balance of the Loan is as represented by Seller. All costs, fees and expenses incurred in making, closing and recording the Loan have been paid. No part of the mortgaged property has been released from the lien of the Loan, the terms of the Loan have in no way been changed or modified, and the Loan is current and not in default.

        (4) Each Loan is a valid first lien or, if specifically approved by Countrywide, a valid second lien on the mortgaged property, and the mortgaged property is free and clear of all encumbrances and liens having priority over the lien of such Loan, except for the first lien, if applicable, and liens for real estate taxes and special assessments not yet due and payable and those exceptions allowed in connection with Government Loans and other exceptions set forth in the Manual.

        (5) The mortgaged property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such lien, nor is Seller aware of any facts which could give rise to any such lien.



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        (6)   Each Loan which Seller represents to be insured or guaranteed is, or will within 120 days from the date of delivery of such Loan to Countrywide be, so insured or guaranteed. No action has been taken or failed to have been taken which has resulted or will result in an exclusion from, denial of, or defense to, coverage under such insurance or guarantee; and all conditions within the control of Seller as to the validity of the insurance or guaranty as required by the National Housing Act of 1934 and the rules and regulations thereunder, or as required by the Servicemen's Readjustment Act of 1944 and the rules and regulations thereunder, or imposed by the mortgage insurance companies or other insurers have been properly satisfied, and said insurance or guaranty is valid and enforceable.

        (7) All federal and state laws, rules and regulations applicable to the mortgage Loans have been complied with, including but not limited to: the Real Estate Settlement Procedures Act, the Flood Disaster Protection Act, the Federal Consumer Credit Protection Act including the Truth-in-Lending and Equal Credit Opportunity Acts, and all applicable statutes or regulations governing fraud, lack of consideration, unconscionability, consumer credit transactions or interest charges.

        (8) No Loan is the subject of, and Seller is not aware of any facts which could give rise to, litigation which could affect Countrywide's ability to enforce the terms of the obligation or its rights under the mortgage documents.

        (9) There is in force for each Loan either (a) a paid-up title insurance policy on the Loan issued by a Countrywide approved title company in an amount at least equal to the outstanding principal balance of the Loan or (b) an attorney's mortgage lien opinion. (Negatively amortizing loans require additional coverage.)

        (10) There is in force for each Loan valid hazard insurance policy coverage and, where applicable, valid flood insurance policy coverage, and such coverages meet the requirements of Countrywide specified in the Manual.

        (11) Seller will record the corporate assignment in the name of Countrywide Home Loans, Inc., at the time the deed of trust/mortgage is recorded, and the assignment of the Loan from Seller to Countrywide shall be valid and enforceable.

        (12) The borrower has no rights of rescission, set-offs, counter-claims or defenses to the note or deed of trust/mortgage securing the note arising from the acts and/or omissions of Seller.

        (13) Seller has no knowledge that any improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulation.

        (14) All improvements included for the purpose of determining the appraised value of the mortgaged property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the mortgaged property.

        (15) There is no proceeding pending for total or partial condemnation of any mortgaged property and said property is free of substantial damage (including, but not limited to, any damage by fire, earthquake, windstorm, vandalism or other casualty) and in good repair.

        (16) Seller has no knowledge of any circumstances or conditions with respect to any Loan, mortgaged property, trustor/mortgagor or trustor's/mortgagor's credit standing that reasonably could be expected to cause private institutional investors to regard any Loan as an unacceptable investment, cause any Loan to become delinquent or adversely affect the value or marketability of the Loan.

        (17) All documents submitted are genuine. All other representations as to each such Loan are true and correct and meet the requirements and specifications of all parts of this Agreement and the Manual.



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     B. Seller represents and warrants to Countrywide that as of the date first set forth above and as of the date of Countrywide's purchase of each Loan hereunder:

        (1) Seller is duly organized, validly existing and in good standing under the laws of its state of incorporation and is qualified and/or licensed as necessary to transact business, including the originating and selling of mortgage loans, and is in good standing in each state where the property securing a Loan is located.

        (2) Seller has the full power and authority to hold and sell each Loan; and neither the execution and delivery of this Agreement, nor the acquisition or origination of the Loans, nor the sale of the Loans, nor the consummation of the transactions contemplated herein, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with, or result in a breach of any term, condition or provision of, Seller's certificate of incorporation or by-laws, any license held by Seller or governing Seller's activities or any agreement to which Seller is a party or by which Seller is bound, or constitute a material default or result in an acceleration under any of the foregoing.

        (3) No consent, approval, authorization or order of any court, governmental body or any other person or entity is required for the execution, delivery and performance by Seller of this Agreement, including but not limited to, the sale of the Loans to Countrywide.

        (4) Neither Seller nor its agents know of any Suit, action, arbitration or legal or administrative or other proceeding pending or threatened against Seller which would affect its ability to perform its obligations under this Agreement.

        (5) Seller is not a party to, bound by or in breach or violation of any agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, the ability of Seller to perform its obligations under this Agreement or the Manual, including, without limitation, Seller's repurchase and indemnification obligations pursuant to Sections 7, 8 and 9 of this Agreement.

7.   SELLER'S REPURCHASE OBLIGATIONS
     A. Seller shall repurchase any Loan sold to Countrywide pursuant to this Agreement within twenty business days of receipt of written notice from Countrywide of any of the following circumstances (the "Repurchase Obligation"):

        (1) Seller fails to deliver to Countrywide within 270 days from the date each Loan was purchased the original documents specified in the Delivery of Closed Loans section of the Manual.

        (2) Countrywide determines that there is any evidence of fraud in the origination of the Loan or in the sale of the Loan to Countrywide or that any matter in the mortgage loan file is not true and correct.

        (3) If Countrywide determines the Loan is not eligible for GNMA, FNMA or FHLMC pool participation or whole loan purchase or purchase by a private investor, or, if Countrywide has sold such Loan in whole or in part to GNMA, FNMA, FHLMC or a private investor, and GNMA, FNMA, FHLMC or the private investor requires Countrywide to repurchase said interest or reimburse it for losses, or the mortgage insurer denies coverage on the Loan; provided the reason for such ineligibility, repurchase, reimbursement or denial shall be due to a failure of the Loan to meet requirements specified in the Manual at the time of Countrywide's purchase of the Loan from Seller.

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        (4)   If the first payment due Countrywide is not received by
              Countrywide, whether from the borrower directly or forwarded by Seller if the Borrower has submitted the payment to Seller, by the last day of the month in which it is due, and, in addition, at any time within the first twelve months after the Loan has been purchased by Countrywide, the Borrower is 90 days delinquent with respect to a monthly payment. For this purpose a Borrower shall be considered to be 90 days delinquent on a monthly payment if it is not received by Countrywide by the last day of the third month, regardless of the number of days in the month. For example, if the Borrower has not made his/her January payment by the last day of March, the Borrower shall be considered 90 days delinquent with respect to the January payment. Seller shall not have the right to advance funds for or on behalf of a Borrower for any delinquent payment or to otherwise make funds available to any Borrower to avoid or cure a default by the Borrower. A payment for which Countrywide deducted funds at the time it purchased the Loan from Seller shall not be considered the first payment due Countrywide.

        (5) Seller fails to observe or perform or breaches in any material respect any of the representations, warranties or agreements contained in this Agreement or the Manual with respect to a particular Loan.

        (6) With respect solely to VA Loans purchased by Countrywide pursuant to an Assignment of Trade Addendum to this Agreement or on a Direct Trade basis pursuant to a Direct Trade Addendum to this Agreement, if the Loan goes into foreclosure within 24 months from the date of sale of the Loan to Countrywide as to those Loans with full guarantees from the VA and 48 months from the date of sale of the Loan to Countrywide as to those Loans with partial guarantees from the VA and as to which the VA gives Countrywide a no-bid instruction in conjunction with the foreclosure sale on such Loan.

     B. The option to request or accept repurchase of any Loan is at the sole discretion of Countrywide. Notwithstanding that a Seller may be obligated pursuant to the terms of this Section 7 to repurchase a Loan, if such Loan is in compliance with all requirements of this Agreement and the Manual at the time of its purchase by Countrywide and if there is no evidence of fraud or misrepresentation in connection with the Loan, Countrywide, in its sole discretion and on terms determined solely by Countrywide, may consider permitting Seller to indemnify Countrywide against all suits, costs, damages, losses, fees or claims, including without limitation reasonable attorneys' fees, which may be incurred by Countrywide in connection with such Loan. Such indemnification shall be substantially in the form of the applicable Indemnification Agreement, the provisions of which shall include, without limitation, the requirement that the Seller shall pay to Countrywide, at the time that the Indemnification Agreement is executed, the amount specified by Countrywide as the amount necessary to cover its projected and potential costs and losses, and including the service release premium paid by Countrywide to the Seller with respect to the Loan.

     C. It is agreed by the parties that Seller's Repurchase Obligation with respect to a Loan shall not be obviated by the fact that the property securing the Loan has been foreclosed upon and said property has been acquired by Countrywide or a third party, it being understood that the term Repurchase Obligation encompasses within its meaning the repurchase of the property from Countrywide if Countrywide has acquired the property, or, if a third party has acquired the property, reimbursing Countrywide in the amount specified in Section 8.C. of this Agreement.

     D. It is further agreed by the parties that if Countrywide has made demand on Seller to repurchase a Loan pursuant to Section 7 of this Agreement, Countrywide shall have the right to withhold any moneys due Seller in connection with the Loan(s) subject to the Repurchase Obligation or any other Loans until the parties have agreed that the Repurchase Obligation is satisfied.

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8.   REPURCHASE PRICE
     A. The repurchase price for Loans subject to a Repurchase Obligation pursuant to Section 7 hereof shall be as follows:

        (1) The current unpaid principal balance of such Loan if it has been pooled or resold. If such loan has not been pooled or resold by Countrywide, the repurchase price shall be at the original price, less principal reduction since the original purchase of the Loan by Countrywide; plus

        (2) All interest accrued but unpaid on the principal balance of the Loan from the paid-to-date of the loan through and including the last day of the month in which the repurchase is made; plus

        (3) All expenses, including but not limited to reasonable fees and expenses of counsel, incurred by Countrywide in enforcing Seller's obligation to repurchase such Loan; plus

        (4) The original servicing release premium paid by Countrywide with respect to such Loan; plus

        (5) Any unreimbursed advances of taxes or insurance made by Countrywide with regard to such Loan as of the date of repurchase; less

        (6) Any proceeds of mortgage insurance with respect to the Loan collected by Countrywide.

              Upon any such repurchase of Loans by Seller, Countrywide shall endorse the promissory note (without recourse) and shall assign any security interest (without recourse and in recordable form) to Seller.

     B. If the real property security for the Loan has been foreclosed upon and purchased by Countrywide at the foreclosure sale, then the repurchase price pursuant to Section 7 hereof, notwithstanding the amount of Countrywide's credit bid, shall be:

        (1) The current unpaid principal balance of such Loan if it has been pooled or resold. If such loan has not been pooled or resold by Countrywide, the repurchase price shall be at the original price, less principal reduction since the original purchase of the Loan by Countrywide; plus

        (2) All interest accrued but unpaid on the principal balance of the Loan from the paid-to-date of the loan through and including the last day of the month in which the foreclosure sale occurs; plus

        (3) All costs and expenses, including but not limited to reasonable fees and expenses of counsel, incurred by Countrywide in connection with the foreclosure and in enforcing Seller's Repurchase Obligations hereunder; plus

        (4) The original servicing release premium paid by Countrywide with regard to such Loan; plus

        (5) Any unreimbursed advances of taxes or insurance made by Countrywide with regard to such Loan as of the date of repurchase; plus

        (6) Interest on the amounts set forth in paragraphs (1) through (5) above at the Loan rate from the end of the month in which the foreclosure sale occurred until and including the date of repurchase by Seller; less

        (7) Any proceeds of mortgage insurance collected by Countrywide with respect to the Loan.

              Upon payment of the repurchase price, Countrywide shall transfer title to the property securing such Loan to Seller.

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     C. If the real property security for the Loan has been sold at foreclosure and purchased by a third party, the amount Seller shall pay Countrywide to fulfill its Repurchase Obligation pursuant to Section 7 of this Agreement shall be as follows:

        (1) The current unpaid principal balance of such Loan if it has been pooled or resold. If such loan has not been pooled or resold by Countrywide, the repurchase price shall be at the original price, less principal reduction since the original purchase of the Loan by Countrywide; plus

        (2) All interest accrued but unpaid on the principal balance of the Loan from the paid-to-date of the loan through and including the last day of the month in which the foreclosure sale occurs; plus

        (3) All costs and expenses, including but not limited to reasonable fees and expenses of counsel, incurred by Countrywide in enforcing Seller's Repurchase Obligations hereunder; plus

        (4) The original servicing release premium paid by Countrywide with regard to such Loan; plus

        (5) Any unreimbursed advances of taxes or insurance made by Countrywide with regard to such Loan as of the date of repurchase; plus

        (6) Interest on the amounts set forth in paragraphs (1) through (5) above at the Loan rate from the end of the month in which the foreclosure sale occurred until and including the date of repurchase by Seller; less

        (7) The net proceeds of the foreclosure sale (sale price minus costs and expenses, including but not limited to reasonable fees and expenses of counsel, incurred by Countrywide in connection with the foreclosure sale); less

        (8) Any proceeds of mortgage insurance collected by Countrywide in connection with the Loan.

9.   HOLD HARMLESS
     A. Seller shall hold Countrywide harmless and shall indemnify Countrywide from and against any and all suits, costs, damages, losses, fees or claims, including without limitation reasonable attorney's fees ("Loss"), arising out of or in connection with any negligence, fraud or a material omission on the part of Seller in receiving, processing or funding any Loan committed to Countrywide for sale under Section 2 above, during the origination period and Commitment Period up to and including the date the Loan is purchased by Countrywide. Seller's obligation to Countrywide in this regard shall remain effective after Countrywide's purchase of the Loan if the Loss arose prior to purchase but was undetected at time of purchase. This paragraph shall not modify Seller's obligations contained elsewhere in this Agreement.

     B. Seller shall also hold Countrywide harmless and shall indemnify Countrywide from and against any and all suits, costs, damages, fees or claims, including without limitation reasonable attorneys' fees, arising out of or in connection with any one or more of the items set forth in paragraphs (1) through (6) of Section 7 A.
        of this Agreement.

10.  NO SOLICITATION
     Loans sold to Countrywide cannot be solicited by Seller for refinance for a period of 12 months from the date the Loan is purchased by Countrywide. Borrowers requesting a refinance from Seller within the 12 month period must be referred to Countrywide or, provided the refinanced loan meets all Countrywide requirements as specified in the Manual, may be processed by the Seller and sold to Countrywide for a service release premium, if any, to be negotiated by the parties.


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11.  PROHIBITION AGAINST USE OF NAME OR AFFILIATION
     Seller shall not hold itself out as a joint venturer, partner, representative, employee or agent of Countrywide. Nor shall it use Countrywide's name in any advertising or written or broadcast material without Countrywide's express prior written consent. This prohibition shall not prevent Seller from using any advertising media provided to it by Countrywide for use by Seller and containing any copyrighted Countrywide name or logo. Such copyrighted name or logo shall remain in place.

12.  TERMINATION- SUSPENSION
     A. This Agreement may be terminated as to future commitments for sale of Loans by either party at any time, but such termination shall not in any respect change or modify the obligation of Seller with respect to Loans already subject to a Commitment. The effective time of termination shall be the earlier of the time written notice is actually received by the other party or five days after written notice is posted in the United States Postal Service by the canceling party. Termination of this Agreement shall not in any way affect either Seller's or Countrywide's obligations, representations, warranties or indemnifications with respect to Loans already purchased by Countrywide; provided, however, that Countrywide may immediately terminate its obligations hereunder without notice and immediately return to Seller any Loans subject to a Commitment, and Seller shall accept such loans if Countrywide reasonably determines that there has been any deception, fraud, concealment or material misrepresentation by Seller in performing any of its duties, obligations, responsibilities or actions undertaken in connection with this Agreement or in connection with any Loan sold to Countrywide pursuant to this Agreement.

     B. In addition to the termination rights set forth in Paragraph A. above, in the event that Countrywide believes in good faith that Seller has breached an obligation (including a Repurchase Obligation under Section
        7), representation, warranty or covenant under the Agreement, or will be unable to fulfill any of its obligations under the Agreement or the Manual (including a Repurchase Obligation under Section 7), Countrywide may, in its sole and absolute discretion, suspend this Agreement as to future Commitments for the sale of Loans by Seller. Such suspension shall be effective immediately upon Seller's receiving written notice of same from Countrywide and shall last until Countrywide, in its sole discretion, determines to reactive or terminate this Agreement.

13.  EXHIBITS
     All exhibits attached hereto or material referred to in this Agreement, including the Manual, are incorporated by reference into this Agreement. To the extent there are differences between requirements as stated in the Manual and as stated in this Agreement, the provisions of this Agreement shall govern.

14.  ENTIRE AGREEMENT
     The entire agreement between the parties is contained in this Agreement and in the Manual and cannot be modified in any respect except by an amendment in writing signed by both parties. The invalidity of any portion of this Agreement shall in no way affect the balance thereof.

15.  ASSIGNMENT
     Seller may not assign its rights or delegate its duties or obligations under this Agreement without the prior written consent of Countrywide. This Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the parties hereto.

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16.  ATTORNEYS' FEES AND EXPENSES-CHOICE OF LAW AND FORUM
     If any party hereto shall bring suit or other proceeding against the other as a result of any alleged breach or failure by the other party to fulfill or perform any covenants or obligations under this Agreement, then the prevailing party obtaining final judgment in such action shall be entitled to receive from the non-prevailing party reasonable attorneys' fees incurred by reason of such action and all costs of suit and preparation thereof at both trial and appellate levels. This Agreement shall be governed by and construed and enforced in accordance with applicable federal law and the laws of the State of California. In addition, any such suit or proceeding shall be brought in the federal or state courts located in Los Angeles County, California, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such suit or proceedings, and venue shall be appropriate for all purposes in such courts.

17.  NO REMEDY EXCLUSIVE--WAIVER
     No remedy under this Agreement is exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Agreement or existing at law or in equity.

     Any forbearance by a party to this Agreement in exercising any right or remedy under this Agreement or otherwise afforded by applicable law shall not be a waiver or preclude the exercise of that or any other right or remedy.

18.  NOTICE
     Unless otherwise provided in this Agreement, all notices under this Agreement shall be in writing, deemed effective upon receipt and addressed as indicated below.


To: Countrywide Home Loans, Inc.    To Lender/Seller: E-Loan, Inc.
Correspondent Lending Division              Mortgage Banking Department
                                            ---------------------------
155 North Lake Avenue                       6200 Village Parkway, Suite 10
                                            ---------------------------
Mail Stop No. 5-53                          Dublin, CA 94562-3004
                                            ---------------------------
Pasadena, California 91101                  Attention: Leslie Chang
                                            ---------------------------
Attention: Vice President of Production
                                            ---------------------------



AGREED TO AND ACCEPTED BY:

Seller:  E-Loan, Inc.                       Countrywide Home Loans, Inc.
         -------------------------
By:      Steve M. Majerus                   By:      /s/ signature illegible
         -------------------------                   --------------------------
         Signature                                   Signature
Name:    Steven M. Majerus                  Name:    Martin Govaerts
         -------------------------                   --------------------------
Title:   Director, Mortgage Banking         Title:   Assistant Vice President
         -------------------------                   --------------------------
Dated:   September 25, 1998                 Dated:   10/28/98
         -------------------------                   --------------------------

              Addendum to LOAN Purchase Agreement for Junior Loans

         THIS ADDENDUM, IS MADE THIS 25th DAY OF SEPTEMBER 1998 BETWEEN COUNTRYWIDE HOME LOANS, INC., ("COUNTRYWIDE"), AND E-LOAN, INC. ("SELLER"), TO THE LOAN PURCHASE AGREEMENT ("LPA") DATED AS OF:
                               SEPTEMBER 25, 1998

1. For the purposes of the sale of loans secured by liens that are other than senior loans ("Seconds"), including home equity lines of credit ("HELOCs") and fixed rate loans secured by junior liens, all provisions of the LPA shall be applicable and remain valid, binding and in full force and effect, except as specifically modified herein. For the purposes of the sale of all Loans other than Seconds, the provisions of the LPA as they currently exist without the modifications provided herein shall remain valid, binding and in full force and effect. The provisions in this Addendum shall have no effect upon the applicability of the LPA to Loans other than Seconds.

2. Wherever in the LPA the term "note" is used, the term shall include home equity credit line agreements, and agreements of similar import. Wherever in the LPA the term "manual" is used, the term "Guide" shall be used in its stead.

3. For the purposes of HELOCs, the first sentence of Section 6.A.(3) of the LPA is amended and restated in its entirety as follows: "The full amount of the draw indicated on the Authorization to Pay (as indicated in the Guide) delivered to Lender, and no other amount, has been fully funded to the borrower."

4. Section 6.A.(9) of the LPA is amended and restated in its entirety as follows: "(9) There is in force for the Loan either (a) a paid-up valid and enforceable lenders title insurance policy on the Loan insuring Seller, its successors and assigns, issued by a Countrywide approved title company, as to the first or second priority lien position, as applicable, in full compliance with all requirements in the Guide, (b) an attorney's mortgage lien opinion, or
(c) if permitted under the requirements specified in the Guide, a title guarantee or title search.

5. Section 6.A.(18) of the LPA is added to the LPA as follows: "(18) If the Loan is in a second lien position, none of the documents evidencing, securing or otherwise relating to the mortgage loan in the first lien position in any way restricts or prohibits the borrower(s) from obtaining the Loan or from creating any of the liens granted as security for the Loan and the Loan does not violate any term or condition imposed by any such document."

6. Section 6.B.(1) of the LPA is hereby amended and restated in its entirety as follows: "(1) Seller is duly organized, validly existing and in good standing under the laws of its state of incorporation and is qualified and/or licensed as necessary to transact business, including the originating and selling of each Loan, including without limitation, with rates of interest, loan type and other terms provided in the Loan documents, and is in good standing in each state where property securing a Loan is located."

7. All references in Section 8 of the LPA to "service release premium" are replaced with "premium paid to Seller by Countrywide at the time of its purchase of the Loan".

8. The following is added as Sections 8.A.4a, 8.B.4a and 8.C.4a: "any un-reimbursed advances made by Countrywide with respect to such Loan, including but not limited to payments authorized by the loan documents or law to protect the security interest; plus", and Sections 8.A(1), 8.B(1) and 8.C(1) are amended and restated in their entirety as follows: "The repurchase price shall be the original purchase price, less principal reduction made since the Closing Date."

THE PARTIES HERETO DO AGREE TO THE FOREGOING AS OF THE DATE ABOVE FIRST
WRITTEN.

        SELLER: E-Loan, Inc.                 COUNTRYWIDE HOME LOANS,  INC.
              ---------------------
        a:    California Corporation         A NEW YORK CORPORATION
              ---------------------
        By:   /s/ Steve M. Majerus           By: /s/ illegible
              ---------------------             ----------------------------
              SIGNATURE                          SIGNATURE
        Name: Steven M. Majerus              Name: Martin Govaerts
              ---------------------               --------------------------
        Title: Director, Mortgage Banking    Title: Assistant Vice President
              ---------------------               --------------------------

                      ADDENDUM TO LOAN PURCHASE AGREEMENT

THIS ADDENDUM is made this 25th day of September, 1998 between Countrywide Home Loans, Inc., ("COUNTRYWIDE") and E-LOAN, Inc. ("SELLER") to the Loan Purchase Agreement ("LPA") dated as of September 25, 1998.

         1. Definitions. The terms "Subprime Loan", "Mortgage Loan Schedule", "Commitment", "Commitment Letter", "Pool Commitment", "Spot Commitment" and "Closing Date" shall have the meanings set forth therefor in the "Guide" (as defined below).

         2. Commitment to Purchase Loans. The following is hereby added at the end of the first sentence of Section 2: ", except that for the purposes of Subprime Loans, the procedure pursuant to which Seller may commit to sell a Subprime Loan to Countrywide is detailed in the Subprime section of the Guide."

         3. Representations and Warranties.

                  A. Section 6.A(7) is amended and restated in its entirety as follows: "All federal and state laws, rules and regulations applicable to the Loan for its applicable Loan Type have been complied with, including but not limited to: the Real Estate Settlement Procedures Act, the Flood Disaster Protection Act, the Federal Consumer Credit Protection Act including the Truth-in-Lending and Equal Credit Opportunity Acts, the Federal Fair Housing Act, the Home Ownership and Equity Protection Act of 1994 and all applicable federal and state statutes or regulations governing fraud, lack of consideration, unconscionability, consumer credit transactions, consumer protection, interest or other charges, licensing and mortgage insurance."

                  B. Section 6.B(1) is amended and restated in its entirety as follows: "Seller is duly organized, validly existing and in good standing under the laws of its state of incorporation and is qualified and/or licensed as necessary to transact business, including the originating and selling of each Loan, including without limitation, with rates of interest, loan type and other terms provided in the Loan documents, and is in good standing in each state where property securing a Loan is located."

                  C. Section 6.A(18) is added as follows: "For each Subprime Loan, all information regarding such Subprime Loan in the Confirmation therefor and the Mortgage Loan Schedule attached to such Confirmation is true and correct."

         4. Purchase Limitation. The obligation to purchase any Subprime Loans identified in a Confirmation does not extend to any Loans that would violate any representation and warranty by Seller contained in the LPA.

         5. Purchase Price. The purchase price of each Subprime Loan shall be calculated by multiplying the unpaid principal balance of each Subprime Loan (as adjusted for the borrower's next payment) on the Closing Date by its applicable purchase price percentage calculated in accordance with the rate sheet at the time of purchase for "Spot" Commitments, or as stated in the Commitment letter for "Pool" Commitments (the "PURCHASE PRICE"). If a borrower's payment is due 15 days or earlier after the Closing Date (an "Early Payment"), the portion of such payment attributable to principal shall be deducted from the unpaid principal balance for calculating the Purchase Price. Seller shall then retain borrower's Early Payment when made. The purchase proceeds paid by Countrywide to Seller shall consist of the Purchase Price plus accrued interest as of the Closing Date and less (i) any positive escrow balances, and (ii) any amounts actually owed and paid by Seller for Mortgage Loan tax service contracts and flood certification determinations which are transferable and transferred to Countrywide on the Closing Date. Without limitation on Countrywide's other rights herein, the Purchase Price is subject to change if it is determined that the loan characteristics of the Subprime Loan to be purchased differ from the characteristics represented on the Mortgage Loan Schedule.

         6. Premium Recapture. Should any Borrower prepay a Subprime Loan during the twelve month period following Countrywide's purchase of the loan, Seller shall reimburse Countywide, upon demand, some or all of the purchase price premium above par paid by Countrywide. The reimbursement shall be calculated using the following formula for "Spot" commitments and "Pool" commitments unless stated otherwise in the "Pool" commitment letter:


         Purchase Price             12 minus the number of months
         Premium           x        expired since the date of purchase         - Prepay         = Premium
                                    ----------------------------------
         paid by Countrywide                12                                 penalty             Refund

         7. Repurchase Price. For the purposes of determining the repurchase price of a Subprime Loan, Sections 8.A(4), 8.B(4) and 8.C(4) are deleted, and Sections 8.A(1), 8.B(1) and 8.C(1) are amended and restated in their entirety as follows: "The repurchase price shall be the original Purchase Price (as defined in this Addendum), less principal reduction made since the Closing Date."

         8. Seller's Guide. All references to "Countrywide's Correspondent Lender Division Loan Purchase Program Seller's Manual" or "Manual" throughout the LPA are replaced with "Countrywide's Correspondent Lending Seller's Guide" or "Guide", respectfully. Seller acknowledges receipt of the Guide, which may be amended, modified or supplemented from time to time by Countrywide, in its sole and absolute discretion, which amendments, modifications or supplements shall be effective upon Countrywide's sending the same to Seller.

         9. Brokers. Neither party has employed or otherwise engaged, nor shall employ, or otherwise engage, any broker or finder in connection with the negotiation or execution of the LPA, this Addendum or any Commitment, nor with respect to the transactions contemplated by this Addendum, in such a manner as to give rise to any claim, against any party, for any brokerage commission, finder's fee or similar payment. Each party shall indemnify and defend the other party for any claims for brokerage commission, finder's fee or similar payment based upon statements or agreements alleged to have been made by the indemnifying party.

         10. LPA Terms. All provisions of the LPA shall be applicable and remain valid, binding and in full force and effect, except as specifically modified herein.


        The parties hereto do hereby agree to the foregoing as of the date above first written.



Seller:                         Countrywide:
      E-Loan, Inc,
      ---------------------     COUNTRYWIDE HOME LOANS, INC.
a:    California Corporation    A NEW YORK CORPORATION
      ---------------------
By:   /s/ J. Pawlowski          By: /s/ illegible
      ---------------------        ----------------------------
Name: Janina Pawlowski          Name: Martin Govaerts
      ---------------------          --------------------------
Title: President                Title: Assistant Vice President
      ---------------------          --------------------------

                       MANDATORY COMMITMENTS (BULK SALES)

This agreement (the "Addendum") constitutes an Addendum to that Loan Purchase Agreement dated September, 1998 by and between Countrywide Home Loans, Inc. a New York Corporation ("Countrywide"), E-Loan, Inc. and a CA corporation
                         ("Seller") (the "Agreement").

This Addendum is for the purpose of setting forth the obligations of the Seller to Countrywide in accordance with Countrywide's mandatory commitment program, which is further described in the Seller's Manual. The terms and conditions of the Loan Purchase Agreement are incorporated herein by reference. This Addendum shall modify, amend, and form a part of the terms of the Agreement. All terms contained herein shall have the same meaning as in the Agreement, unless otherwise defined herein. In the event of any conflict between the terms and conditions of the Agreement and this Addendum as it pertains to the mandatory commitment program, the terms and conditions of this Addendum shall prevail.

GENERAL

Seller may elect to deliver loans to Countrywide under the mandatory commitment program by entering into a mandatory delivery commitment (a "Commitment") to deliver a specified amount and type of loan on or before a specified date. Under the mandatory commitment program, the Seller shall be obligated to pay a mark-to-market pair-off fee if the Seller fails to deliver qualifying loans by the date specified in the Commitment (the Commitment Expiration Date"), in the amount specified in the Commitment (the "Commitment Amount"), or otherwise under the terms provided in the applicable Commitment.

I.       PAIR-OFF ASSESSMENT

Pair-off fees shall be assessed as of the dates and times (the "Pair-Off Assessment Date") provided for:

         (a) as of the date and time that the Seller notifies Countrywide of its election for a reduction of any portion of the Commitment Amount; or

         (b) as of the date and time that the Seller notifies Countrywide of its election for a program substitution as described in the Seller's Manual for any portion of the mandatory commitment (such substitution to be treated as a reduction of the Commitment Amount); or

         (c) as of the close of the Commitment Expiration Date if qualifying loan files are not delivered by seller in an amount equal to the Commitment Amount, less the allowable delivery variance provided for in the Commitment; or

         (d) as of the close of business on such date subsequent to the Commitment Expiration Date that Countrywide determines that a loan delivered by the Commitment Expiration Date was not eligible for purchase.

I.       PAIR-OFF CALCULATION AND PAYMENT OF PAIR-OFF FEES

The pair-off fee shall be assessed and calculated as provided:

         (a) A pair-off fee shall be assessed should the Seller notify Countrywide of its election to pair-off all or a portion of the Commitment Amount prior to the Commitment Expiration Date pursuant to the provisions of paragraphs I(a) and I(b) above. In such event, the Commitment shall be amended to require Seller to deliver, and for Countrywide to purchase, the original Commitment Amount reduced by the amount paired-off by Seller (the "Amended Commitment Amount") with all other terms of the Commitment remaining unchanged. Any such amount which Seller elects to pair-off shall hereinafter be referred to as the "Amount Paired-Off By Seller."

         (b) A pair-off fee shall be assessed should Seller fail to deliver qualifying loans by the Commitment Expiration Date with an aggregate principal balance equal to the Commitment Amount or the Amended Commitment Amount applicable, less the allowable delivery variance provided for in the Commitment. Any such shortfall in the delivery of qualifying loans by the Commitment Expiration Date shall be hereinafter referred to as the "Delivery Shortfall Amount.")

         (c) The pair-off fee to be assessed on Amounts Paired-Off by Seller and Delivery Shortfall Amounts shall be calculated by multiplying the Amount Paired-Off by Seller or Delivery Shortfall Amount, as applicable, by a percentage equal to the sum of .125% (the "Administrative Fee"), plus the positive price difference, if any, between the percentage price posted by Countrywide as of the Pair-Off Assessment Date (on the loans which were the subject of the Commitment), and the percentage price to have been paid by Countrywide pursuant to the Commitment. Countrywide's posted percentage price on the Pair-Off Assessment Date shall be determined as follows:

                  i. If the Pair-Off Assessment Date is the Commitment Expiration Date, or a subsequent date, pursuant to paragraph I(c) and (d) above, the posted percentage price to be used shall be that percentage price posted by Countrywide applicable to the earliest delivery option available on such Pair-Off Assessment Date (e.g., the price for a mandatory 2 day delivery).

                  ii. If the Pair-Off Assessment Date is earlier than the Commitment Expiration Date pursuant to paragraphs I (a) or I (b), then the posted price to be used shall be the posted mandatory delivery price applicable to the delivery period option which expires closest to, but not after the Commitment Expiration Date. For Example, if the Pair-Off Assessment Date is 40 days prior to the Commitment Expiration Date, the posted price to be used for the pair-off fee calculation shall be Countrywide's 29 day mandatory delivery price on the Pair-Off assessment Date. (For purposes of this example, available mandatory delivery periods are: 2, 7, 15, 29, 45, 60 and 75 days.)

         (a) Notwithstanding the provisions of paragraph II (c) above, the administrative fee shall be a minimum of $100.

         (b) The pair-off fees assessed hereunder shall be due and payable within five (5) business days after the Pair-Off Assessment Date. In addition to Countrywide's other remedies, if pair-off fees are not paid within this time period, Seller agrees that Countrywide shall be entitled to net and offset such fees against other amounts owed by Countrywide to Seller.

AUTHORIZED AGENTS

The following person(s) have been authorized by appropriate resolution of Seller to execute this Addendum and all documents necessary and appropriate to bind Seller pursuant to the terms of this Addendum. Countrywide may rely on any instructions received from such person(s) and the same shall be fully binding on Seller until such time as Countrywide shall receive written instructions revoking the authority of such person to bind Seller to any future transactions.

          1. Steve Majerus
            --------------------------------------------------------

          2. Christian Larsen
            --------------------------------------------------------

          3. Janina Pawlowski
            --------------------------------------------------------

          4.
            --------------------------------------------------------

COUNTRYWIDE HOME LOANS, INC. ("BUYER")

          BY: /s/ illegible
             -------------------------------------------------------

       TITLE: Assistant Vice President
             -------------------------------------------------------

        DATE: 10/28/98
             -------------------------------------------------------

   ("SELLER")

          BY: /s/ J. Pawlowski
             -------------------------------------------------------

       TITLE: President
             -------------------------------------------------------

        DATE: September 25, 1998
             -------------------------------------------------------